Exhibit 99.1

FOR IMMEDIATE RELEASE

Stoneridge's MirrorEye® Camera Monitor System Continues Strong Momentum, Achieving Record Global Sales and Production Milestones

NOVI, Mich., April 28, 2026 — Driven by accelerating global demand for advanced vision systems, Stoneridge, Inc. (NYSE: SRI) has achieved significant milestones for its award-winning MirrorEye® Camera Monitor System (CMS), underscoring the company’s strong market momentum and continued innovation in commercial vehicle safety and efficiency.
MirrorEye sales reached a new record in the first quarter of 2026, exceeding prior-quarter results and reflecting approximately 10% growth compared to the previous quarter. Performance was driven by strong market adoption in our European OEM programs and the continued ramp-up of recently launched North American OEM programs. The strong start to the year further supports the Company’s previously disclosed expectation of at least $160 million in MirrorEye revenue for 2026, approximately 45% growth compared to 2025.
In addition to robust commercial performance, Stoneridge has now surpassed 150,000 MirrorEye systems produced globally, marking a major milestone in the system’s lifecycle. The Company currently has six global MirrorEye programs across ten OEM truck brands, along with a growing base of fleet partners in North America.
MirrorEye continues to gain traction in the bus and coach market, with 2026 revenue expected to be approximately double 2024 sales levels, highlighting the system’s strong value proposition and increasing market acceptance in passenger transport applications.
“MirrorEye is core to our growth across both commercial vehicle and off-highway markets,” said Natalia Noblet, president and CEO of Stoneridge. “Our strong sales performance, production milestones, and expanding customer base, including growth in the bus and coach segment, demonstrate accelerating demand for advanced vision systems. These successes validate MirrorEye’s role as a scalable, high-growth platform and reinforce its meaningful contribution to our long-term growth targets.”
Supported by strong adoption momentum across key markets and continued validation from leading OEM partners, Stoneridge continues to advance customer collaboration, scale innovation, and deliver technologies that make a meaningful difference on the road. The Company remains committed to product excellence, consistent quality, and customer service as a preferred supplier of camera-based vision systems and related technologies.
About Stoneridge, Inc.
Stoneridge, Inc., headquartered in Novi, Michigan, is a global supplier of safe and efficient electronic systems and technologies. Our systems and products power vehicle intelligence, while enabling safety and security for on- and off-highway transportation sectors around the world. Additional information about Stoneridge can be found at www.stoneridge.com.

Forward-Looking Statements
Statements in this press release contain “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this press release and may include statements regarding the intent, belief or current expectations of the Company, with respect to, among other things, our (i) future product and facility expansion, (ii) strategic focus following the sale of the Control Devices segment, (iii) acquisition strategy, (iv) investments and new product development, (v) growth opportunities related to awarded business, and (vi) operational expectations. Forward-looking statements may be identified by the words “will,” “may,” “should,” “could,” “would,” “designed to,” “believes,” “plans,” “projects,” “intends,” “expects,” “estimates,” “anticipates,” “continue,” and similar words and expressions. The forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by these statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other factors:
•the ability of our suppliers to supply us with parts and components at competitive prices on a timely basis, including the impact of potential tariffs and trade considerations on their operations and output;
•fluctuations in the cost and availability of key materials and components (including semiconductors, printed circuit boards, resin, aluminum, steel and copper) and our ability to offset cost increases through negotiated price increases with our customers or other cost reduction actions, as necessary;
•global economic trends, competition and geopolitical risks, including impacts from ongoing or potential global conflicts and any related sanctions and other measures, or an escalation of sanctions, tariffs or other trade tensions between the U.S. and other countries;
•tariffs specifically in countries where we have significant direct or indirect manufacturing or supply chain exposure and our ability to either mitigate the impact of tariffs or pass any incremental costs to our customers;
•our ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions;
•the reduced purchases, loss, financial distress or bankruptcy of a major customer or supplier;
•the costs and timing of business realignment, facility closures or similar actions;
•a significant change in commercial, automotive, off-highway or agricultural vehicle production;
•competitive market conditions and resulting effects on sales and pricing;
•foreign currency fluctuations and our ability to manage those impacts;
•customer acceptance of new products;
•our ability to successfully launch/produce products for awarded business;
•adverse changes in laws, government regulations or market conditions affecting our products, our suppliers, or our customers’ products;
•our ability to protect our intellectual property and successfully defend against assertions made against us;
•liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers;
•labor disruptions at our facilities, or at any of our significant customers or suppliers;
•business disruptions due to natural disasters or other disasters outside of our control;
•the amount of our indebtedness and the restrictive covenants contained in the agreements governing our indebtedness, including our revolving credit facility;
•capital availability or costs, including changes in interest rates;
•refinancing risk and access to capital markets and liquidity;
•the failure to achieve the successful integration of any acquired company or business;
•risks related to a failure of our information technology systems and networks, and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber-attack and other similar disruptions;

•as a result of the sale of the Company's Control Devices business in January 2026, the Company will operate as a two-segment business; the 2025 financial statements are not representative of the Company's future operating profile; and
•the items described in Part I, Item 1A (“Risk Factors”) in the Company’s most recent Form 10-K.
The forward-looking statements contained herein represent our estimates only as of the date of this filing and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update these forward-looking statements at some point in the future, except as required by law, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements or otherwise.
Contact:
Samantha Simmerson
Stoneridge, Global Marketing & Communications
Samantha.Simmerson@Stoneridge.com